UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 17, 2009

Rimage Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 944-8144

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1, 3, 4 and 6 though 8 are not applicable and therefore omitted.

ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Rimage Corporation (the “Company”) hereby furnishes a press release, issued on February 18, 2009, disclosing material non-public information regarding its results of operations for the year and quarter ended December 31, 2008 and hereby furnishes statements of its Chief Executive Officer and Chief Financial Officer made on February 18, 2009 at a telephone conference relating to the year and quarter ended December 31, 2008 results.

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Establishment of 2009 Bonus Program

On February 16, 2009, the Compensation Committee approved and on February 17, 2009, the Board of Directors of the Company ratified the establishment of the Company’s cash bonus program for 2009 (the “2009 Bonus Program”) for the Company’s current executive officers. The current executive officers are the Company’s Chief Executive Officer, Bernard P. Aldrich; the Company’s Chief Financial Officer, Robert M. Wolf; and the Company’s Executive Vice President of Sales and Marketing, Manual M. Almeida. At the time that Sherman L. Black joins the Company as its President and Chief Operating Officer, he also will be eligible to participate in the 2009 Bonus Program.

Under the 2009 Bonus Program, the Compensation Committee determined minimum, target and maximum quarterly and annual performance goals. The performance goals are weighted such that 15% of the bonus opportunity depends upon achievement of the quarterly performance goals for each of the four fiscal quarters of 2009 and 40% of the bonus opportunity depends upon achievement of performance goals for the 2009 fiscal year. The quarterly and annual performance goals relate to sales and operating income as a percentage of sales in the form of a matrix for each period of incrementally increasing sales and incrementally increasing operating income as a percentage of sales. No bonus amounts will be earned by any executive officer for a quarter or for the year if the minimum goals for that period are not achieved. All bonuses earned in 2009 will be paid following the end of 2009 and an executive officer must be employed by the Company as of December 31, 2009 in order to receive payout of any bonus earned during the year unless termination of employment is due to death, disability or follows a change in control.

The Compensation Committee also approved the cash bonuses that executive officers may earn under the 2009 Bonus Program based upon percentages of their respective salaries. The following table shows the bonus amounts as a percentage of salary that will be earned by the executive officers under the 2009 Bonus Program upon the Company’s achievement of the target and maximum goals relating to sales and operating income as a percentage of sales, assuming achievement at the target or maximum level for each quarter and for the year. Under the matrices associated with the 2009 Bonus Program, achievement of the performance goals at less than target level will result in a decreasing bonus until the achievement fails to meet the minimum performance goals, at which point the executive officer is entitled to no bonus.

Executive Officer and Title	Bonus Opportunity Under 2009 Bonus Program As a Percentage of Base Salary
	Target Goals Achieved	Maximum Goals Achieved
Bernard P. Aldrich Chief Executive Officer	60%	120%
Manuel M. Almeida Senior Vice President of Sales and Marketing	50%	100%
Robert M. Wolf Chief Financial Officer	50%	100%

The Compensation Committee also set the target and maximum bonus opportunity for Sherman L. Black at 50% and 100%, respectively, of his base salary. However, Mr. Black will not earn a bonus for the quarterly period during which he was not employed by the Company. Mr. Black is expected to begin his service with the Company on April 1, 2009.

2008 Incentive Plan Payout and 2009 Base Salaries

On February 18, 2008, the Compensation Committee determined to make no changes in the base salaries for 2009 for the current executive officers. Additionally, the Compensation Committee determined that because the minimum performance goals were not achieved under the Company’s 2008 cash incentive compensation plan for executive officers, no executive officer earned a bonus under this plan.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Press Release issued on February 18, 2009.
99.2	Statements of Bernard P. Aldrich, Chief Executive Officer, and Robert M. Wolf, Chief Financial Officer, at a telephone conference held on February 18, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RIMAGE CORPORATION
By:	/s/ Robert M. Wolf
Robert M. Wolf Chief Financial Officer
Date:	February 18, 2009